Exhibit 23.1

Tel: 403 266 5608 Fax: 403 233 7833 www.bdo.ca	BDO Canada LLP 903 – 8th Avenue SW, Suite 620 Calgary AB T2P 0P7 Canada

Consent of Independent Registered Public Accounting Firm

TransGlobe Energy Corporation
Calgary, Alberta

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261934) and Form S-8 (Nos. 333-257028, 333-239424, 333-218824 and 333-197180) of VAALCO Energy, Inc. of our reports dated March 17, 2022, relating to the consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 and the effectiveness of TransGlobe Energy Corporation’s internal control over financial reporting as of December 31, 2021, which appear in VAALCO’s Current Report on Form 8-K dated October 14, 2022.

/s/ BDO Canada, LLP
Calgary, Alberta

October 14, 2022

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